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                                                                    EXHIBIT 23.2

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-42624) of Integrated Orthoopaedics, Inc. of our report dated March 24, 1998 appearing on page 19 of this Form 10-KSB.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
March 30, 1999